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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 11, 2010

DEAR TETRA TECH STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101 on Thursday, February 25, 2010, at 10:00 a.m. Pacific Time.

        Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

        This year, we are again using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and it helps conserve natural resources.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

        Thank you for your continued support of Tetra Tech. We look forward to seeing you at the annual meeting.

Dan L. Batrack Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting via the Internet, by Telephone or by Mail" on page 2 of the Proxy Statement for a description of these voting methods.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 25, 2010

TO OUR STOCKHOLDERS:

        We will hold our 2010 Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, on Thursday, February 25, 2010, at 10:00 a.m. Pacific Time at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101, for the following purposes:

  (1)
  To elect seven members of our Board of Directors;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010; and

  (3)
  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the Proxy Statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof is December 28, 2009. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices at the address listed above.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled "Voting via the Internet, by Telephone or by Mail," on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Janis B. Salin Vice President, General Counsel and Secretary
Pasadena, California January 11, 2010

 INTERNET AVILABILITY OF PROXY MATERIALS

        In accordance with Securities and Exchange Commission ("SEC") rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

i

3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

        These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2010 Annual Meeting of Stockholders, which we will hold at 10:00 a.m. Pacific Time on Thursday, February 25, 2010, at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment of that meeting.

        The Notice of Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended September 27, 2009 have been made available to all stockholders entitled to notice and to vote at the annual meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website addresses: www.tetratech.com and www.proxyvote.com.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

        Only stockholders of record of our common stock on December 28, 2009, the record date, will be entitled to vote at the annual meeting. Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 61,436,525 shares of common stock outstanding. A majority of outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

        In the election of directors, the seven nominees who receive the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election. The other proposal requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Uninstructed shares are not entitled to vote on this matter and, therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

        Our Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1), and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010 (Proposal No. 2).

Voting via the Internet, by Telephone or by Mail

        For stockholders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials (described under "Internet Availability of Proxy Materials" above), the Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010 (Proposal No. 2); and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed so that your record holder may vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

        You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the preceding paragraph.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently seven. Each of the current directors has been nominated for election by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and has decided to stand for re-election.

        Proxies may not be voted for more than seven directors, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy, if any. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

        The following table presents information concerning the nominees.

Name	Age	Position
Dan L. Batrack	51	Chairman, Chief Executive Officer, President, Director
Hugh M. Grant	73	Director
Patrick C. Haden	56	Director
J. Christopher Lewis	53	Presiding Director
Albert E. Smith	60	Director
J. Kenneth Thompson	58	Director
Richard H. Truly	72	Director

Business Experience of Nominees

        Mr. Batrack joined our predecessor in 1980 and was named Chairman in January 2008. He has served as our Chief Executive Officer and a director since November 2005, and as our President since October 2008. Mr. Batrack has served in numerous capacities over the last 29 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex programs for many small and Fortune 500 clients, both in the United States and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

        Mr. Grant joined our Board in January 2003. He spent approximately 38 years with Ernst & Young LLP (Arthur Young & Company before its 1989 merger with Ernst & Whinney) where, among other things, he was Vice-Chairman and Regional Managing Partner—Western United States. Mr. Grant retired from Ernst & Young in 1996.    Mr. Grant also serves as a director and Chairman of the Audit Committee of Inglewood Park Cemetery, a non-profit entity.

        Mr. Haden has been a member of our Board since December 1992.    Mr. Haden is a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership that invests in high-growth middle market companies, and has been a member of the firm since 1987. In addition, he serves as a director of TCW Strategic Income Fund, Inc., a diversified, closed-end management investment company, and The TCW

Funds, a registered investment company. Mr. Haden also serves as a director of several privately held companies.

        Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of the Board meetings. Mr. Lewis has been a general partner of Riordan, Lewis & Haden since 1982. Mr. Lewis also serves as a director of several privately held companies.

        Mr. Smith has been a member of our Board since May 2005.    He served as Chairman from March 2006 to January 2008, after having served as Vice Chairman since September 2005. Mr. Smith is a former member of the Secretary of Defense's Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and President of its Integrated Systems & Solutions business until 2004. From 1999 to 2003, Mr. Smith was Executive Vice President of Lockheed Martin's Space Systems Company. Prior to that, Mr. Smith was President of Government Systems at Harris Corporation. He has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. Mr. Smith also serves as a director of the Curtiss-Wright Corporation, a diversified global provider of highly engineered products and services, and as a director of CDI Corporation, a professional services company.

        Mr. Thompson joined our Board in April 2007. He is the President and Chief Executive Officer of Pacific Star Energy, LLC, a private energy investment firm. He has held this position since 2000. Mr. Thompson also serves as Managing Director for the Alaska Venture Capital Group, LLC, a private oil and gas exploration firm. He was formerly the ARCO (BP) Executive Vice President for the Asia-Pacific Region from 1998 to 2000. In this role, Mr. Thompson led ARCO's Asia-Pacific operating companies. In previous positions, Mr. Thompson was head of ARCO's oil and gas research and technology center and was responsible for global technology strategy and energy technology transfer to more than 20 countries. Mr. Thompson served in various technical and management roles at ARCO from 1974 to 2000. He also currently serves as a director of Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and Coeur d'Alene Mines Corporation, a leading primary silver producer that has a strong presence in gold.

        Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute (MRI). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as eighth Administrator of the National Aeronautics and Space Administration (NASA) under President George H.W. Bush, and prior to that, he had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger and, in 1986, led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizen's Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. Admiral Truly also serves as a director of Xcel Energy, Inc., an electric power and natural gas utility.

Chairman Emeritus

        Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses.

        Dr. Hwang, age 74, joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the

California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

Corporate Governance

        We maintain a corporate governance page on our website, www.tetratech.com, which includes key information about our corporate governance initiatives, including our Corporate Governance Principles, Code of Business Conduct, Finance Code of Professional Conduct, and charters for each of the committees of our Board. Our policies and practices promote good corporate governance, and many of them are designed to ensure compliance with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

  •
  The Board has adopted clear corporate governance policies;

  •
  A majority of our Board members are independent of us and our management;

  •
  All members of the key Board committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are independent;

  •
  The independent members of our Board meet regularly in executive session without the presence of management;

  •
  We have a clear Code of Business Conduct that applies to our directors, officers and employees;

  •
  The charters of our Board committees clearly establish their respective roles and responsibilities;

  •
  We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

  •
  Our Finance Code of Professional Conduct is a code of ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer; and

  •
  Our internal audit control function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee.

Independent Directors

        Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that each member of the Board of Directors other than Messrs. Batrack and Smith is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he is, or at any time during the past three years was, employed by us. Mr. Batrack is not independent because he is an employee, and Mr. Smith is not independent because he was employed by us until January 2008. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        All members of each of our Audit, Compensation, and Nominating and Corporate Governance committees are independent directors. Our Strategic Planning Committee consists of Mr. Smith and two independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards. As the Presiding Director, Mr. Lewis presides over regular meetings of the independent directors during executive sessions of the Board.

 Board Meetings and Committees

        During our fiscal year ended September 27, 2009, our Board of Directors held eight meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors attended last year's annual meeting.

        We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the Investor Relations section of our website at www.tetratech.com. The members of the committees, as of the date of this Proxy Statement, are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Hugh M. Grant	Chairman	X	X
Patrick C. Haden	X	X	Chairman
J. Christopher Lewis	X	Chairman	X
Albert E. Smith				Chairman
J. Kenneth Thompson		X	X	X
Richard H. Truly		X	X	X

Audit Committee

        The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others; reviewing the system of internal controls that management has established; appointing, retaining and overseeing the performance of our independent registered public accounting firm; overseeing our accounting and financial reporting processes and the audits of our financial statements; and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held five meetings during the last fiscal year. Our Board has determined that Mr. Grant is an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, this committee oversees our compensation and equity plans. This committee held six meetings during the last fiscal year. Each member of this committee is an independent director under the applicable NASDAQ listing standards, an "outside director" as defined in Section 162(m) of the Internal Revenue Code (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

        The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chief Executive Officer, together with the Human Resources staff, present compensation and benefit proposals to the Compensation Committee. For additional information concerning the

Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. The Committee is also responsible for making recommendations to the full Board regarding the compensation of non-employee directors by means of an annual review of the market practices for non-employee directors for companies in our peer group. This committee held four meetings during the last fiscal year. Each member of this committee is an independent director under applicable NASDAQ listing standards.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors' policy is to encourage selection of directors who will contribute to our overall corporate goals. The Nominating and Corporate Governance Committee regularly reviews the appropriate skills and characteristics required of board members, including such factors as business experience, prior government service and personal skills in finance, marketing, financial reporting, government contracts and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in light of the specific needs of the Board of Directors at that time.

        In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualifications to our Secretary in writing at the following address: Tetra Tech, Inc., Attn: Secretary, 3475 East Foothill Boulevard, Pasadena, California 91107.

        When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2011 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 13, 2009 and November 12, 2010 (or, if the 2011 annual meeting is not held within 30 days of the anniversary of the date of the 2009 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2011 annual meeting). The recommendation must include the same information as is specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

  •
  The name and address of the stockholder who intends to make the nomination and of the person to be nominated;

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  A representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

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  A description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

  •
  Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee; and

  •
  The consent of the nominee to serve as a director if so elected.

Strategic Planning Committee

        The Strategic Planning Committee is responsible for reviewing management's long-term strategy and making a recommendation to the Board regarding that strategy; reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business and entry into new lines of business; reviewing acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of these transactions; reviewing the allocation of corporate resources recommended by management, including their relationship with our long-term business objectives and strategic plans; and assessing the impact of technology on our business strategy and resource allocation. This committee held one two-day meeting during the last fiscal year. Each member of this committee other than Mr. Smith is an independent director under applicable NASDAQ listing standards.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2009.

        During fiscal 2009, cash fees earned by non-employee directors were as follows:

  •
  Annual retainer of $35,000 for serving on the Board of Directors for the year of Board service beginning upon election at the 2009 Annual Meeting of Stockholders;

  •
  Additional annual retainer fee of $15,000 for Mr. Lewis for serving as the Presiding Director and for Mr. Grant for serving as the Chairman of the Audit Committee;

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  Additional annual retainer fee of $5,000 for Messrs. Lewis, Haden and Smith for serving as Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee, respectively;

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  Additional fee of $2,000 per in-person or telephonic Board meeting attended;

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  Additional fee of $2,000 per in-person or telephonic Audit Committee meeting attended; and

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  Additional fee of $1,500 per in-person or telephonic Compensation Committee, Nominating and Corporate Governance Committee or Strategic Planning Committee meeting attended.

        We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services.

        The following chart shows the cash amounts earned by each non-employee director for his services in fiscal 2009:

Non-Employee Director	Board Member Fees	Board Meeting Fees	Committee Chair and Presiding Director Fees	Committee Meeting Fees	Total Amount Paid
Hugh M. Grant	$35,000	$16,000	$15,000	$25,000	$91,000
Patrick C. Haden	$35,000	$16,000	$5,000	$25,000	$81,000
J. Christopher Lewis	$35,000	$16,000	$20,000	$25,000	$96,000
Albert E. Smith	$35,000	$16,000	$5,000	$1,500	$57,500
J. Kenneth Thompson	$35,000	$16,000	$0	$15,000	$66,000
Richard H. Truly	$35,000	$16,000	$0	$16,500	$67,500

        Under our 2003 Outside Director Stock Option Plan, each of our non-employee directors receives an "annual grant" option to purchase 8,000 shares of our common stock. On March 1, 2009, Messrs. Grant, Haden, Lewis, Smith, Thompson and Truly each received such an option at an exercise price of $22.40 per share, the fair market value (closing price) of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on the first anniversary of the grant date if the director has not ceased to be a director prior to such date. Options granted under the 2003 Outside Director Stock Option Plan have a term of ten years measured from the grant date, and vest immediately in full upon certain changes in our control or ownership or upon the optionee's death, disability or retirement while a member of the Board. Although non-employee directors are eligible to participate in our 2005 Equity Incentive Plan, they will receive option grants under only the 2003 Outside Director Stock Option Plan until the termination of that plan.

        Pursuant to a pre-existing policy adopted by our Board, each of our non-employee directors also receives an annual award of 1,500 shares of restricted stock under our 2005 Equity Incentive Plan. These shares are awarded concurrently with the annual grants of restricted stock to our executive officers in accordance with our Executive Compensation Policy. On November 14, 2008, Messrs. Grant, Haden, Lewis, Smith, Thompson and Truly each received such an award. The shares of restricted stock vest in equal installments over three years beginning as of the award date. The number of vested shares in each installment (from 0% to 120%) is based on the percentage growth in our earnings per share from the base year, using the same calculation that is used to determine the vesting of restricted stock awards to executive officers under our Executive Compensation Policy. Accordingly, based on the percentage growth in our earnings per share in fiscal 2009, (i) 120% of the first installment of the November 2007 award vested on November 14, 2008, (ii) 120% of the second installment of the November 2007 award vested on November 16, 2009, and (iii) 120% of the first installment of the November 2008 award vested on November 16, 2009. All unvested shares will be forfeited upon a director's departure from the Board. For additional information concerning the vesting of restricted stock, please refer to the "Compensation Discussion and Analysis" section of this Proxy Statement.

        On July 27, 2009, our Board approved a modification to the compensation arrangements for non-employee directors, such that each non-employee director will receive an annual retainer of $50,000 for serving on the Board of Directors for the year of Board service beginning upon election at the 2010 Annual Meeting of Stockholders.

        Our non-employee directors receive no other form of remuneration, perquisites or benefits.

        The following table provides information as to compensation for services of the non-employee directors during fiscal 2009.

Director Compensation

Non-Employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Hugh M. Grant	91,000	64,970	23,612	179,582
Patrick C. Haden	81,000	64,970	23,612	169,582
J. Christopher Lewis	96,000	64,970	23,612	184,582
Albert E. Smith(3)	57,500	100,187	145,314	303,001
J. Kenneth Thompson	66,000	64,970	23,612	154,582
Richard H. Truly	67,500	64,970	23,612	156,082

(1)
The amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended September 27, 2009 for stock option awards issued pursuant to the 2003 Outside Director Stock Option Plan and thus include amounts from outstanding stock option awards granted during and prior to fiscal 2009. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 27, 2009, as included in our Annual Report on Form 10-K filed with the SEC on November 13, 2009. The amounts shown assume no forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our non-employee directors during the fiscal year. The grant date fair value of the annual option granted on March 1, 2009 to each non-employee director re-elected on that date was $74,560. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of September 27, 2009, see the column "Stock Options Outstanding" in the table below.

(2)
The amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended September 27, 2009 for restricted stock awards issued pursuant to the 2005 Equity Incentive Plan, and thus includes amounts from outstanding restricted stock awards granted during and prior to fiscal 2009. For restricted stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. The amounts shown assume no forfeitures related to service-based vesting conditions. No restricted stock awards were forfeited by any of our non-employee directors during the fiscal year. The grant date fair value of the restricted stock awards granted on November 14, 2008 to each non-employee director was $25,470. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors. For information regarding the number of shares of restricted stock held by each non-employee director as of September 27, 2009, see the column "Unvested Restricted Stock Outstanding" in the table below.

(3)
Mr. Smith served as an employee until January 2008. In connection with his role as Vice Chairman, on September 1, 2005, Mr. Smith received stock options covering 166,667 shares of common stock at an exercise price of $16.88 per share, which have vested. In connection with his role as Chairman, on December 5, 2006, Mr. Smith received 20,000 shares of restricted stock, which have vested. On November 16, 2007, he received stock options covering 16,750 shares of common stock at an exercise price of $23.68 per share (which vest in four equal annual installments) and 5,000 shares of restricted stock (which vests in three equal annual installments, depending upon our performance).

        Each of the below non-employee directors owned the following number of stock options and shares of unvested restricted stock as of September 27, 2009.

Non-Employee Director	Stock Options Outstanding	Unvested Restricted Stock Outstanding
Hugh M. Grant	48,000	2,700
Patrick C. Haden	24,000	2,700
J. Christopher Lewis	75,420	2,700
Albert E. Smith(1)	51,917	10,266
J. Kenneth Thompson	18,500	2,700
Richard H. Truly	32,000	2,700

    (1)
    For further information concerning Mr. Smith's outstanding stock options and unvested restricted stock, see note 3 to the table above.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 East Foothill Boulevard, Pasadena, California 91107. Our Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking our stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

        PricewaterhouseCoopers LLP has audited our consolidated financial statements annually since our 2004 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed or expected to be billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 27, 2009 and September 28, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$2,255,489	$2,221,849
Audit-Related Fees	58,075	12,900
Tax Fees	109,183	52,200
All Other Fees	3,000	3,000

Total Fees	$2,425,747	$2,289,949

        Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    In fiscal 2009, these fees were related to due diligence procedures on an acquisition. In fiscal 2008, these fees were related to an accounting consultation.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

        All Other Fees.    These fees were associated with an annual license fee on software used by management in performing technical research.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our Chief Executive Officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2010 fiscal year.

 OWNERSHIP OF SECURITIES

        The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2009 by:

  •
  All those persons known by us to own beneficially more than 5% of our common stock;

  •
  Each director and nominee;

  •
  Our Chief Executive Officer, Chief Financial Officer and the three most high compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) named in the table entitled "Summary Compensation Table—Fiscal 2009" below (the "named executive officers"); and

  •
  All directors and executive officers as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2009 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2009, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2009. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 61,418,031 shares of common stock outstanding on December 1, 2009 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2009. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
Invesco Ltd.(1)	5,101,272	8.3
Barclays Global Investors, NA(2)	3,995,303	6.5
Dan L. Batrack(3)	212,081	*
Hugh M. Grant(4)	44,800	*
Patrick C. Haden(5)	20,800	*
David W. King(6)	85,445	*
J. Christopher Lewis(7)	100,738	*
Donald I. Rogers, Jr.(8)	92,003	*
Janis B. Salin(9)	119,096	*
Albert E. Smith(10)	60,734	*
Douglas G. Smith(11)	71,448	*
J. Kenneth Thompson(12)	16,300	*
Richard H. Truly(13)	28,800	*
All directors and executive officers as a group (19 persons)(14)	1,471,015	2.4

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 9, 2009, jointly filed by Invesco PowerShares Capital

  Management LLC, Invesco AIM Advisors, Inc., Invesco AIM Capital Management, Inc., PowerShares Capital Management Ireland Ltd., Invesco Asset Management Limited, Invesco Asset Management Ireland Limited, Stein Roe Investment Counsel, Inc. and Invesco Institutional (N.A.), Inc. The address of these entities is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of February 6, 2009, jointly filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. The address of these entities is 400 Howard Street, San Francisco, California 94105.

(3)
Includes options to purchase 105,411 shares.

(4)
Includes options to purchase 40,000 shares.

(5)
Includes options to purchase 16,000 shares. The business address of Mr. Haden is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024.

(6)
Includes options to purchase 71,250 shares.

(7)
Includes options to purchase 67,420 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024.

(8)
Includes options to purchase 71,050 shares.

(9)
Includes options to purchase 108,877 shares.

(10)
Includes options to purchase 35,543 shares.

(11)
Includes options to purchase 29,054 shares.

(12)
Includes options to purchase 10,500 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, Alaska 99515.

(13)
Includes options to purchase 24,000 shares.

(14)
Includes options to purchase 1,004,873 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2009.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

        The following discussion describes and analyzes Tetra Tech's compensation program for its named executive officers. Tetra Tech's named executive officers for fiscal 2009 include the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO"), and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2009 who were serving as executive officers at the end of fiscal 2009.

        In this Compensation Discussion and Analysis, we first cover Tetra Tech's compensation philosophy and objectives. We then review the process the Compensation Committee follows in deciding how to compensate Tetra Tech's named executive officers. We next provide a brief overview of the components of Tetra Tech's compensation program. Finally, we analyze the Compensation Committee's specific decisions about the compensation of the named executive officers for fiscal 2009 and provide an update on certain decisions regarding compensation for fiscal 2010.

Compensation Philosophy and Objectives

        Tetra Tech's executive officers are compensated in a manner consistent with Tetra Tech's strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. The core of Tetra Tech's executive compensation philosophy continues to be pay for performance, as discussed in greater detail below. As such, fiscal 2009 compensation decisions emphasized rewarding performance.

        The Compensation Committee believes that the compensation programs for Tetra Tech's named executive officers should attract, motivate and retain talented executives responsible for Tetra Tech's success within a framework that rewards performance. Within this overall philosophy, the Compensation Committee adopted an Executive Compensation Policy that is designed to:

    •
    Align the interests of executive officers with those of Tetra Tech's stockholders;

    •
    Attract, motivate, reward and retain top level executives upon whom, in large part, the success of Tetra Tech depends;

    •
    Be competitive with compensation programs for companies of similar size and complexity with which Tetra Tech competes for executive talent, including direct competitors (the "Peer Companies");

    •
    Provide compensation based upon the short-term and long-term performance of both the individual executive and Tetra Tech; and

    •
    Strengthen the relationship between pay and performance by emphasizing variable, at risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

        There are three major components of the compensation of Tetra Tech's named executive officers: base salary, variable cash incentive awards, and long-term, equity-based incentive awards. The weighting among the three major components is structured toward the two performance-based components.

        Consistent with Tetra Tech's philosophy, no executive officer has an employment agreement, and there are no guaranteed bonuses, special pension arrangements, above-market interest on deferred compensation, or severance agreements. As noted below, Tetra Tech has provided limited perquisites to named executive officers. Also, Tetra Tech's executive officers do have change of control agreements as described under "Potential Payments Upon Termination or Change in Control" below.

Compensation Process

        In its process for deciding how to compensate Tetra Tech's named executive officers in fiscal 2009, the Compensation Committee began by considering the competitive market data provided by an independent consultant, Analytical/FMI ("Analytical"), and Tetra Tech's human resources staff. For purposes of evaluating competitive practices, Analytical identified criteria to select a list of 20 companies that comprised the Peer Companies. The Peer Companies consisted of major engineering and consulting companies that had median gross revenue of $3.4 billion. For fiscal 2009, the Peer Companies were as follows:

AECOM Technology Corporation	Jacobs Engineering Group Inc.
Arcadis US	Kleinfelder Engineering
Black & Veatch Corporation	M.A. Mortenson Company
Burns & Roe Enterprises, Inc.	Parsons Brinckerhoff Inc.
Camp Dresser & McKee Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	Perini Corporation
Fluor Corporation	The Shaw Group Inc.
Foster Wheeler Corporation	Stantec Inc.
Granite Construction	Turner Construction Company
HDR, Inc.	URS Corporation

        For competitive benchmarking purposes, the positions and compensation levels of Tetra Tech's named executive officers were compared to those of their counterpart positions at the Peer Companies, and the compensation levels for comparable positions at the Peer Companies were examined for guidance in determining base salaries, annual cash incentives and total cash compensation. In making its annual compensation decisions for all named executive officers, the Compensation Committee considered the value of each item of compensation that the executives are eligible for, both separately and in the aggregate. The weighting among the three major components (base salary, variable cash incentive awards and long-term equity-based incentive awards) is structured heavily toward variable cash incentive awards and long-term equity-based incentive awards.

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and Tetra Tech's Human Resources Department present industry-specific competitive market data, proposals and recommendations to the Compensation Committee. Further, the Compensation Committee considers the input received from the Audit Committee with respect to the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.

        In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Tetra Tech and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. Of course, the Compensation Committee will consider alternative forms of compensation that preserve deductibility, consistent with its compensation goals. In this regard, in November 2008, the Compensation Committee implemented the Tetra Tech, Inc. Executive Compensation Plan ("ECP"), which Tetra Tech's stockholders approved at the 2009 Annual Meeting of Stockholders, with respect to current and future executive officers, and to "covered employees" under Internal Revenue Code Section 162(m) ("Section 162(m)"). The Compensation Committee also awards shares of restricted stock under Tetra Tech's 2005 Equity Incentive Plan ("EIP"), the vesting of which is based on the achievement of growth in Tetra Tech's earnings per share. The cash incentive awards to be paid under the ECP and the restricted stock awarded under the EIP are intended to comply with the exception for performance-based compensation under Section 162(m).

        The Compensation Committee considers the accounting consequences to Tetra Tech and the impact on stockholder dilution related to different compensation decisions; however, neither of these factors by themselves will compel a particular compensation decision.

        The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers under the EIP after the close of the prior fiscal year and the review and evaluation of each executive officer's performance. The Compensation Committee's policy is to grant these equity awards following the public release of Tetra Tech's fourth quarter and fiscal year results.

Compensation Components

        Historically, to attract and retain key executives, Tetra Tech followed the model of providing total compensation to its named executive officers made up of base salaries, annual cash bonuses and annual stock options. Under that pay model, base salaries were generally modest relative to annual cash bonuses and annual grant value of the options.

        The three major elements of Tetra Tech's executive officer compensation continue to be base salary, variable cash incentive awards and long-term, equity-based incentive awards. Similar to the practice of many Peer Companies, for retention purposes, Tetra Tech has shifted towards increasing executive officer base salaries to the median of the then-applicable peer group and adding the use of restricted stock with performance- and time-based vesting. The Compensation Committee remains committed to the philosophy that a majority of the named executive officers' total compensation be comprised of performance-based incentives that are tied to an increase in stockholder value. As reflected in the "Summary Compensation Table—Fiscal 2009" below, for the named executive officers other than the CEO in fiscal 2009, between 58% and 65% of actual total compensation was performance-based.

        Consistent with statutory requirements, including the Sarbanes-Oxley Act of 2002, and the principles of responsible oversight, and depending upon the specific facts and circumstances of each situation, the Compensation Committee would review performance-based compensation where a restatement of financial results for a prior performance period could affect the factors determining payment of an incentive award.

        For details regarding the CEO's compensation, please see the "CEO Compensation" section below.

        Base Salary.    Based on the Peer Companies data, the Compensation Committee concluded that base salaries have been generally consistent with or trailed mean competitive practice. Accordingly, the Compensation Committee adjusted the annual base salaries of the named executive officers other than the CEO for fiscal 2009, to more closely align the base salaries with the market means of the Peer Companies, while taking into account the period of time the executive officers had been in their respective positions, their responsibilities and their historical performance. Effective November 15, 2008, the annual base salaries for the named executive officers were increased as follows: David W. King from $402,000 to $416,000 (3.5%); Donald I. Rogers, Jr. from $335,000 to $341,700 (2.0%); Douglas G. Smith from $315,000 to $322,875 (2.5%); and Janis B. Salin from $300,000 to $306,000 (2.0%).

        For details regarding the CEO's base salary, please see the "CEO Compensation" section below.

        Variable Cash Incentive Awards.    The Compensation Committee believes that a significant portion of the annual cash compensation of each named executive officer should be in the form of variable cash incentive pay. Typically, the pay philosophy is to target annual cash compensation at the mean of the Peer Companies, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives set by the Compensation Committee. Annual cash incentives are paid to reward the achievement of specified operating, financial, strategic and individual measures and goals that are expected to contribute to stockholder value creation over time.

        The annual cash incentive awards for the named executive officers for fiscal 2009 were determined under the ECP and Executive Compensation Policy with reference to Tetra Tech's achievement of its corporate objectives for fiscal 2009, established financial performance criteria and the executive's individual contribution. The financial performance goals are consistent with the goals that were set forth in Tetra Tech's fiscal 2009 Annual Operating Plan, as approved by the Board of Directors.

        For each named executive officer, the cash incentive awards under the ECP and Executive Compensation Policy are calculated by multiplying the individual's annual base salary at fiscal year-end by the individual's target award percentage, and multiplying the result by a corporate performance factor ("CPF") and an individual performance factor ("IPF"), as follows:

BONUS = BASE × TARGET AWARD % × CPF × IPF

        The CPF, determined by the Compensation Committee following a recommendation by the CEO, has a range of 0 to 1.4 with a target of 1.0 based on achievement of key performance and financial objectives. The CPF for Mr. King, the CFO, and Ms. Salin, the General Counsel, reflects the performance of Tetra Tech on a consolidated basis, while the CPF for Messrs. Rogers and Smith, each a Senior Vice President/Group President, reflects the contribution of the executive's specific group to Tetra Tech. The Compensation Committee may elect to "zero" the CPF if Tetra Tech's results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value.

        The IPF, determined by the Compensation Committee following a recommendation by the CEO, has a range of 0 to 1.2 with a target of 1.0 for expected contribution level. The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of Tetra Tech's internal financial controls and the accuracy and appropriateness of its financial reporting.

        The minimum performance threshold for each of the CPF and the IPF is 0.6. The achievement of less than 60% in either the CPF or IPF would result in the elimination of the bonus. Notwithstanding the above, the Compensation Committee has the discretion to adjust specific performance bonus amounts when deemed to be in the interests of the stockholders.

        For fiscal 2009, a target award percentage was established for each named executive officer, other than the CEO. The following table sets forth the target award percentage and the maximum award possible as a percentage of fiscal 2009 base salary for each such named executive officer under the Executive Compensation Policy. The minimum for each such named executive officer is zero.

Named Executive Officers	Target Award (%)	Maximum Bonus as a % of Base Salary (%)
David W. King	60	100
Donald I. Rogers, Jr.	60	100
Douglas G. Smith	60	100
Janis B. Salin	40	67.2

        Actual awards, calculated as described above, are based on the extent to which Tetra Tech achieves its corporate objectives and financial performance goals and an assessment of each executive's individual contribution. An executive's contribution includes his or her leadership at Tetra Tech in the executive's area of responsibility, strategic planning, implementation, and innovation.

        For purposes of determining the fiscal 2009 CPF for Mr. King and Ms. Salin, the Compensation Committee reviewed Tetra Tech's actual fiscal 2009 gross revenue, operating income, cash flow and backlog, compared to actual fiscal 2008 and target fiscal 2009 gross revenue, operating income, cash flow and backlog. For each metric, the Compensation Committee determined the fiscal 2009 performance as a percentage of the target and the related award percentage (from 0 to 1.4). It then applied a factor (from 0.9 to 1.2) for each metric based on the growth of that metric from fiscal 2008 actual to fiscal 2009 plan.

Finally, the Compensation Committee weighted each factor equally and determined that the Corporate CPF would be the maximum of 1.4.

        For purposes of determining the fiscal 2009 CPF for Mr. Rogers, the Compensation Committee reviewed the actual fiscal 2009 gross revenue, operating income, cash flow and backlog, compared to actual fiscal 2008 and target fiscal 2009 gross revenue, operating income, cash flow and backlog for the Remediation and Construction Management ("RCM") group, for which Mr. Rogers serves as President. For each metric, the Compensation Committee determined the fiscal 2009 performance as a percentage of the target and the related award percentage (from 0 to 1.4). It then applied a factor (from 0.9 to 1.2) for each metric based on the growth of that metric from fiscal 2008 actual to fiscal 2009 plan. Finally, the Compensation Committee weighted each factor equally and determined that the RCM CPF would be 1.06.

        For purposes of determining the fiscal 2009 CPF for Mr. Smith, the Compensation Committee reviewed the actual fiscal 2009 gross revenue, operating income, cash flow and backlog, compared to actual fiscal 2008 and target fiscal 2009 gross revenue, operating income, cash flow and backlog for the Engineering and Architecture Services ("EAS") group, for which Mr. Smith serves as President. For each metric, the Compensation Committee determined the fiscal 2009 performance as a percentage of the target and the related award percentage (from 0 to 1.4). It then applied a factor (from 0.9 to 1.2) for each metric based on the growth of that metric from fiscal 2008 actual to fiscal 2009 plan. Finally, the Compensation Committee weighted each factor equally and determined that the EAS CPF would be 0.81.

        The awards paid reflect the recognition of individual contributions which vary for each named executive officer through the IPF, as shown in the table below. Each named executive officer was evaluated and scored by the CEO based on performance categories including contribution to the successful achievement of fiscal 2009 operational goals, leadership at Tetra Tech in his or her area of responsibility, strategic planning, and the implementation of corporate objectives. In fiscal 2009, such objectives were as follows:

    •
    Maintaining high standards in business ethics;

    •
    Maintaining high standards in customer service;

    •
    Maturing Tetra Tech's organizational structure;

    •
    Developing a three-year strategic plan that achieves value creation objectives;

    •
    Further implementing the contract management process to minimize risk and surprises;

    •
    Improving key management metrics and reporting;

    •
    Improving corporate-wide marketing functions and processes;

    •
    Winning key/targeted program competitions;

    •
    Further implementing Tetra Tech's enterprise resource planning system migration plan;

    •
    Identifying succession candidates for all executive positions;

    •
    Targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

    •
    Reducing legal and risk management insurance expense while maintaining service levels; and

    •
    Providing a safe and healthy workplace for employees.

        The CEO's individual performance evaluations of the named executive officers are presented to the Compensation Committee for review and approval.

        Based on the performance evaluations of each of the named executive officers in fiscal 2009, the Compensation Committee approved the following bonus payments for fiscal 2009 pursuant to the ECP and the Executive Compensation Policy:

Named Executive Officers	Fiscal 2009 Base Salary	Target Award Percentage	Corporate Performance Factor	Individual Performance Factor	ECP and Executive Compensation Policy Payment
David W. King	$416,000	60	1.40	1.10	$385,000
Donald I. Rogers, Jr.	$341,700	60	1.06	1.15	$250,000
Douglas G. Smith	$322,875	60	0.81	0.95	$150,000
Janis B. Salin	$306,000	40	1.40	1.05	$180,000

        These amounts are generally at or above the mean of amounts paid for comparable positions at the Peer Companies in the most recent fiscal year and represent a range of approximately 46.5% to 92.5% of the named executive officer's annual base salary.

        For details regarding the CEO's annual cash incentive award, please see the "CEO Compensation" section below.

        Long-Term, Equity-Based Incentive Awards.    The goal of Tetra Tech's long-term, equity-based incentive awards is to align the interests of named executive officers with stockholders and to provide each named executive officer with an incentive to manage Tetra Tech from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each named executive officer's position with Tetra Tech and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition to the appropriate benchmarking and consideration of the competitive market data, the Compensation Committee takes into account an individual's performance history, the CEO's recommendations for awards other than his own, the value of existing vested and unvested outstanding equity awards, an individual's performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual's position and level of contribution. For Senior Vice Presidents/Group Presidents, the Compensation Committee also considers the group's revenue, operating income and risk relative to Tetra Tech as a whole. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

        The Compensation Committee annually grants these awards to executive officers after the close of the fiscal year and the review and evaluation of each executive officer's performance. The grants are based both on Tetra Tech's performance during the past fiscal year and the executive's expected impact on Tetra Tech's three-year strategic plan.

        The Compensation Committee's philosophy for the annual equity grants is that approximately 66% of the total value of performance-based grants be in stock options, which have value only if Tetra Tech's share price increases over the option term. The balance consists of shares of restricted stock, which have value if Tetra Tech achieves certain financial performance goals over the three-year vesting schedule thereafter as described below. The Compensation Committee selected performance-based restricted stock because these amounts increase the named executive officer's equity interest in Tetra Tech, which is in direct alignment with stockholder interests. Earnings per share growth is the performance factor for the vesting of restricted stock which, like the variable cash incentive award factors discussed above, aligns with Tetra Tech's financial growth strategy.

        In November 2008, the Compensation Committee made its fiscal 2009 annual awards to Tetra Tech's named executive officers under the EIP and the Executive Compensation Policy. Grants of stock options and awards of restricted stock were made to the following named executive officers:

Named Executive Officers	Stock Options	Restricted Stock
David W. King	27,500	5,000
Donald I. Rogers, Jr.	21,000	4,200
Douglas G. Smith	18,500	3,700
Janis B. Salin	16,750	3,300

        All stock options vest in equal annual installments over four years provided that the named executive officer remains employed by Tetra Tech. The exercise price of $16.98 per share represented the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of the named executive officers' total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term.

        Each year, the Compensation Committee authorizes a specific number of shares of restricted stock to be used for the three-year restricted stock plan that starts in the grant year. For example, in November 2008, the 2009, 2010 and 2011 restricted stock plan was authorized. The restricted stock awards under that plan vest in equal annual installments over the three-year performance period. Vesting is performance-based, based on the growth in Tetra Tech's earnings per share, as adjusted pursuant to the Executive Compensation Policy ("Adjusted EPS"), during the three-year performance period. For each three-year restricted stock program, the prior year Adjusted EPS is the measure control point, which cannot be modified. For example, for the grant made in fiscal 2009 which vests through fiscal 2011, the fiscal 2008 Adjusted EPS of $1.02 is the basis of measurement. Annual award vesting is as follows:

Annual Award Vesting %	Adjusted EPS Growth
0% of installment	< 5% year-over-year
60% of installment	5 to 9% year-over-year
100% of installment	10 to 14% year-over-year
120% of installment	> 14% year-over-year

        At the end of each fiscal year, Adjusted EPS for that fiscal year is determined and compared to Adjusted EPS for the immediately preceding fiscal year so that the year-over-year growth rate may be calculated. For each named executive officer, the Adjusted EPS growth rate is used to determine the vesting percentage of each installment, as indicated in the table above. If less than 100% of an installment vests, the balance of that installment is forfeited. Each installment of stock eligible for vesting in a given year is scored based upon Adjusted EPS growth since the year in which that installment was granted. Since the Compensation Committee has implemented a new restricted stock plan in each of fiscal 2006, 2007 and 2008, there are three individual plans, with their own performance periods and Adjusted EPS control points that are running concurrently. In November 2008, the Compensation Committee determined that, based on fiscal 2008 growth in excess of 14% over the Adjusted EPS control point, 120% of the installment would vest.

        The Compensation Committee may also make restricted stock awards with time-based vesting provisions, typically over a three- or four-year period, for special retention purposes.

        All of the option and restricted stock grants were part of a program designed to motivate and retain key executives. Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2009" in this Proxy Statement for additional information regarding the above-described grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

        Tetra Tech has entered into change of control agreements with each of the named executive officers. Under these agreements, upon the occurrence of a change of control, all outstanding unvested stock options and restricted shares held by the named executive officers will vest (regardless of whether any applicable performance targets have been met), subject to the named executive officer remaining employed by Tetra Tech on such date. Please refer to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for additional information regarding change in control events and outstanding awards granted to the named executive officers.

        CEO Compensation.    The compensation philosophy for Tetra Tech's CEO is to set his base salary at the median of the Peer Companies. Effective November 15, 2008, the Compensation Committee increased the base salary of Mr. Batrack, the CEO, by 4.8% from $525,000 to $550,000, based on the Analytical data and the factors set forth above, which was below the Peer Companies mean.

        Consistent with the Compensation Committee's philosophy that a significant portion of the annual cash compensation of the CEO should be in the form of variable cash incentive pay, approximately 78% of Mr. Batrack's total compensation for fiscal 2009 was performance-based, as described below.

        Mr. Batrack's annual bonus for fiscal 2009 was determined in accordance with the ECP and the Executive Compensation Policy, and reflected the performance of Tetra Tech on a consolidated basis. For purposes of determining the fiscal 2009 CPF for Mr. Batrack, the Compensation Committee reviewed Tetra Tech's actual fiscal 2009 gross revenue, operating income, cash flow and backlog, compared to actual fiscal 2008 and target fiscal 2009 gross revenue, operating income, cash flow and backlog. For each metric, the Compensation Committee determined the fiscal 2009 performance as a percentage of the target and the related award percentage (from 0 to 1.4). It then applied a factor (from 0.9 to 1.2) for each metric based on the growth of that metric from fiscal 2008 actual to fiscal 2009 plan. Finally, the Compensation Committee weighted each factor equally and determined that the Corporate CPF would be the maximum of 1.40, the same as for Mr. King and Ms. Salin. The IPF for the CEO is determined solely by the Compensation Committee. For fiscal 2009, the Compensation Committee concluded that Mr. Batrack's IPF was the maximum of 1.20, which reflected the Compensation Committee's belief that Mr. Batrack performed extremely well in a challenging environment.

        For fiscal 2009, the Compensation Committee established a target award percentage and the maximum award possible as a percentage of fiscal 2009 base salary for Mr. Batrack in the Executive Compensation Policy, as set forth in the following table. The minimum for Mr. Batrack is zero.

Named Executive Officer	Target Award (%)	Maximum Bonus as a % of Base Salary (%)
Dan L. Batrack	100	168

        The resulting bonus was $924,000, or 168% of base salary, as set forth below. The bonus amount was below the Peer Company mean.

Named Executive Officer	Fiscal 2009 Base Salary	Target Award Percentage	Corporate Performance Factor	Individual Performance Factor	ECP and Executive Compensation Policy Payment
Dan L. Batrack	$550,000	100	1.40	1.20	$924,000

        In November 2008, the Compensation Committee made its fiscal 2009 annual awards to Mr. Batrack under the EIP and the Executive Compensation Policy, as follows:

Named Executive Officer	Stock Options	Restricted Stock
Dan L. Batrack	50,000	22,500

        All stock options vest in equal annual installments over four years provided that Mr. Batrack remains employed by Tetra Tech. The exercise price of $16.98 per share represented the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of

Mr. Batrack's total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. The Compensation Committee considers this option grant competitive and appropriate because the option grant is comparable to equity grants provided to chief executive officers of similarly situated Peer Companies. Further, the vesting provisions are designed to retain the services of Mr. Batrack for an extended duration.

        With respect to the award of restricted stock, vesting as to 12,500 shares is performance-based, based on growth in Adjusted EPS over the succeeding three fiscal years, as defined in the Executive Compensation Policy, and is dependent on Mr. Batrack's continued employment. For purposes of retaining Mr. Batrack's services, vesting as to the balance of 10,000 shares is time-based in equal installments over the next four years, and is dependent on Mr. Batrack's continued employment.

        Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2009" in this Proxy Statement for additional information regarding the stock option and restricted stock awards to Mr. Batrack and to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for additional information regarding these awards to Mr. Batrack and all other outstanding options previously granted to Mr. Batrack.

        Group Benefits/Perquisites.    The Compensation Committee believes that perquisites for named executive officers should be limited in scope and value. The benefits approved by the Compensation Committee are as follows: a vehicle allowance of $900 per month; an estate/financial planning, and tax planning and preparation allowance of up to $4,000 per year; a membership allowance of up to $6,000 per year; and a medical allowance of up to $1,000 per year for annual physical exam expenses not reimbursed by Tetra Tech's medical plan. In addition, the CEO is entitled to a company-paid country club membership, which he has not utilized.

        With the exception of the benefits described above and the right with other enumerated employees to participate in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the named executive officers. Tetra Tech's named executive officers are eligible to participate in the same employee benefit plans and on the same basis as all other Tetra Tech employees.

        Deferred Compensation Plan.    The adoption of the Deferred Compensation Plan by the Board of Directors in December 2006 resulted from a review of the prevalence of similar deferred compensation plans operated by the Peer Companies and a recommendation from the Compensation Committee that the Deferred Compensation Plan should be adopted. The Deferred Compensation Plan is available to Tetra Tech's directors and a select group of management or highly compensated employees, including the executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis, recognizing that Tetra Tech does not sponsor a pension plan on behalf of the named executive officers or other employees covered by the plan. Tetra Tech does not make making matching contributions under the Deferred Compensation Plan other than potential restoration matching amounts to make up for certain limits applicable to Tetra Tech's 401(k) plan, at the discretion of Tetra Tech's Deferred Compensation Plan Committee. The Deferred Compensation Plan administrator is the Deferred Compensation Plan Committee. Please refer to the table entitled "Nonqualified Deferred Compensation—Fiscal 2009" in this Proxy Statement and the information set forth below that table for additional information regarding the Deferred Compensation Plan.

Fiscal Year 2010 Compensation

        After the end of fiscal 2009, the Compensation Committee utilized data provided by Analytical Consulting and Tetra Tech's Human Resources Department to make the annual adjustment to the base salaries of the named executive officers, other than the CEO, to more closely align them with the market means of the Peer Companies, again taking into account the period of time they had served in their respective positions, their responsibilities and their performance. Effective November 21, 2009, the annual base salaries for the named executive officers increased as follows: Mr. King, to $428,000; Mr. Rogers, to

$356,000; Mr. Smith, to $329,000; and Ms. Salin, to $312,000. Their percentage increases were 3%, 4%, 2% and 2%, respectively. These adjustments allowed for continued emphasis on pay for performance with better external competitive alignment and internal equity in relation to other Tetra Tech executives.

        In November 2009, the Compensation Committee made its fiscal 2010 annual awards to Tetra Tech's named executive officers under the EIP and the Executive Compensation Policy. Grants of stock options and awards of restricted stock were made to the named executive officers as follows:

Named Executive Officers	Stock Options	Restricted Stock
David W. King	27,500	5,000
Donald I. Rogers, Jr.	35,543	7,110
Douglas G. Smith	24,318	4,864
Janis B. Salin	16,750	3,300

        All options were granted at an exercise price of $25.55, the closing selling price of Tetra Tech's Common Stock on the grant date, and vest over four years with vesting dependent on continued employment. Vesting as to all shares of restricted stock is performance-based with vesting dependent on continued employment.

        With respect to its analysis of CEO compensation, the Compensation Committee retained Watson Wyatt Worldwide ("Watson Wyatt") to perform an independent assessment of the competitiveness of the CEO's cash and equity-based compensation and offer recommendations on near- and longer-term pay actions. Based upon its review of the Watson Wyatt report and other considerations, including stockholder scrutiny on CEO pay in the current economic environment, the Compensation Committee increased Mr. Batrack's base salary by 14.5% to $630,000 effective November 21, 2009.

        In November 2009, the Compensation Committee also made its fiscal 2010 annual awards to Mr. Batrack under the EIP and the Executive Compensation Policy, as follows:

Named Executive Officer	Stock Options	Restricted Stock
Dan L. Batrack	70,000	30,000

        All options were granted at an exercise price of $25.55, the closing selling price of Tetra Tech's Common Stock on the grant date, and vest over four years with vesting dependent on continued employment. Vesting as to all shares of restricted stock is performance-based with vesting dependent on continued employment.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with Tetra Tech's management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into Tetra Tech's Annual Report on Form 10-K for its 2009 fiscal year.

Submitted by the Compensation Committee

J. Christopher Lewis, Chairperson
Hugh M. Grant
Patrick C. Haden
J. Kenneth Thompson
Richard H. Truly

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2009 fiscal year were J. Christopher Lewis, Hugh M. Grant, Patrick C. Haden, J. Kenneth Thompson and Richard H. Truly. No member of the Compensation Committee was at any time during the 2009 fiscal year an officer or employee of Tetra Tech, and no member had any relationship with Tetra Tech requiring disclosure under Item 404 of Regulation S-K. No executive officer of Tetra Tech has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of Tetra Tech's Board of Directors or the Compensation Committee during the 2009 fiscal year.

Summary of Compensation

        The following table sets forth the compensation earned by the named executive officers for services rendered in all capacities to us and our subsidiaries for the last fiscal year. Our named executive officers for fiscal 2009 include our CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2009 who were serving as executive officers at the end of fiscal 2009. No executive officer who would have otherwise been includable in such table on the basis of total compensation earned for fiscal 2009 has been excluded by reason of his or her termination of employment or change in executive officer status during the fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dan L. Batrack	2009	545,672	—	637,314	347,329	924,000	36,408	2,490,723
Chairman and Chief	2008	520,673	—	477,942	339,675	805,000	27,315	2,170,605
Executive Officer	2007	488,461	—	209,795	257,760	585,000	30,350	1,571,366
David W. King	2009	413,576	—	114,128	225,111	385,000	34,394	1,172,209
Executive Vice President	2008	399,923	—	75,494	253,613	325,000	33,004	1,087,034
and Chief Financial Officer	2007	386,538	—	29,971	197,174	307,000	31,314	951,997
Donald I. Rogers, Jr.	2009	340,540	—	82,630	136,542	250,000	9,000	818,712
Senior Vice President and	2008	333,077	—	50,907	108,295	235,000	26,400	753,679
President of Remediation and	2007	316,751	—	17,982	71,462	207,000	24,000	637,195
Construction Management
Douglas G. Smith	2009	321,512	—	203,579	127,619	150,000	31,896	834,606
Senior Vice President and	2008	310,673	—	155,900	90,300	150,000	29,784	736,657
President of the Engineering	2007	286,538	—	17,982	48,375	186,000	24,412	563,307
and Architecture Services
Janis B. Salin	2009	304,961	—	75,324	138,325	180,000	32,700	731,310
Vice President, General	2008	297,231	—	49,826	153,963	175,000	30,300	706,320
Counsel and Secretary	2007	280,769	—	19,781	119,596	155,000	30,000	605,146

(1)
Effective November 21, 2009, the annual base salaries for the named executive officers were increased to the following levels: Mr. Batrack, $630,000; Mr. King, $428,000; Mr. Rogers, $356,000; Mr. Smith, $329,000; and Ms. Salin, $312,000.

(2)
The amounts in the Stock Awards column represent the dollar amounts recognized for financial statement reporting purposes for restricted stock awards issued under the EIP and Executive Compensation Policy. Thus, the amounts shown include amounts from outstanding awards granted during and prior to each of these fiscal years. For restricted stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. No restricted stock awards were forfeited by any of our named executive officers during fiscal 2009. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. See the "Grant of Plan-Based Awards—Fiscal 2009" table below for information on restricted stock awards made in fiscal 2009.

(3)
The amounts in the Options Awards column represent the dollar amounts recognized for financial statement reporting purposes for stock option awards issued pursuant to the EIP and predecessor stock option plans. Thus, the amounts shown include amounts from outstanding stock option awards granted during and prior to each of these fiscal years. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our named executive officers during the fiscal year. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. See the "Grant of Plan-Based Awards—Fiscal 2009" table below for information on stock option grants made in fiscal 2009.

(4)
The amounts listed in this column for fiscal 2009 reflect the cash awards paid to the named executive officers under the ECP and the Executive Compensation Policy for fiscal 2009 performance, as further described in the "Compensation Discussion and Analysis" section of this Proxy Statement and the "Grants of Plan-Based Awards—Fiscal 2009" table below. The amounts for fiscal 2008 and 2007 reflect the cash awards paid to the named executive officers under the Executive Compensation Policy for performance in those fiscal years.

(5)
Consists of the employer contribution made on behalf of each of these officers to our qualified retirement plan as well as automobile, membership, estate/financial planning and medical allowances described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The following table provides information on stock options, restricted stock and cash-based performance awards granted in fiscal 2009 to each of our named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Option and Stock Awards will ever be realized. The amounts of these awards that were expensed during fiscal 2009 are included in the "Stock Awards" and "Option Awards" columns of the Summary Compensation table.

Grants of Plan-Based Awards—Fiscal 2009

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(4) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan L. Batrack	(1)	—	550,000	924,000
	11/14/08									50,000	16.98	356,000
	11/14/08				—	12,500	15,000	12,500	(2)			212,250
	11/14/08				10,000	10,000	10,000	10,000	(3)			169,800
David W. King	(1)	—	249,600	416,000
	11/14/08									27,500	16.98	195,800
	11/14/08				—	5,000	6,000	5,000	(2)			84,900
Donald I. Rogers, Jr.	(1)	—	205,020	341,700
	11/14/08									21,000	16.98	149,520
	11/14/08				—	4,200	5,040	4,200	(2)			71,316
Douglas G. Smith	(1)	—	193,725	322,875
	11/14/08									18,500	16.98	131,720
	11/14/08				—	3,700	4,440	3,700	(2)			62,826
Janis B. Salin	(1)	—	122,400	205,632
	11/14/08									16,750	16.98	119,260
	11/14/08				—	3,300	3,960	3,300	(2)			56,034

(1)
This row represents the possible annual cash incentive awards under the ECP and Executive Compensation Policy for fiscal 2009, which are further described above in the "Compensation Discussion and Analysis" section of this Proxy Statement. The actual award payments are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying: (i) 100% and 168%, respectively, by Mr. Batrack's annual base salary; (ii) 60% and 100%, respectively, by Messrs. King, Rogers and Smith's respective annual base salaries; and (iii) 40% and 67.2% by Ms. Salin's annual base salary, as in effect at the end of fiscal 2009. The Executive Compensation Policy for fiscal 2009 did not contain a threshold value.

(2)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of restricted stock granted under the EIP in accordance with the Executive Compensation Policy. Vesting is performance based over a three-year period and is completely at risk. The number of shares that vest, from 0% to 120% of the installment, is based on the growth in our adjusted earnings per share. Accordingly, there is no threshold value. Vesting is further described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
The award was granted under the EIP, and vests in 25% increments on each of the first through fourth anniversaries of the grant date.

(4)
These stock option awards were granted under the EIP. The options vest as to 25% of the shares subject to the options on each of the first through fourth anniversaries of the grant date. The options have a maximum term of eight years subject to earlier termination upon cessation of service. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares.

(5)
These awards will vest in full and, if applicable, become immediately exercisable in the event of a change of control, as defined in each named executive officer's change of control agreement. We refer you to "Potential Payments Upon Termination or Change in Control" table below for further information.

        The following table shows the number of our common shares covered by exercisable and unexercisable stock options and the number of shares of our unvested restricted stock held by our named executive officers as of September 27, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

						Stock Awards
	Option Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dan L. Batrack	48	—	21.80	1/16/11	(1)
	5,200	—	19.55	1/15/12	(2)
	2,250	—	11.80	1/20/13	(3)
	30,000	—	24.56	1/20/14	(4)
	15,413	—	15.79	1/18/15	(5)
	45,000	15,000	18.07	3/6/14	(6)
	20,000	20,000	17.71	12/5/14	(7)
	10,000	30,000	23.68	11/16/15	(8)
	—	50,000	16.98	11/14/16	(9)
						3,333	(10)	85,758
						20,000	(11)	514,600
						7,332	(12)	188,652
						13,333	(13)	343,058
						10,000	(9)	257,300
David W. King	30,000	10,000	18.07	3/6/14	(6)
	13,750	13,750	17.71	12/5/14	(7)
	6,875	20,625	23.68	11/16/15	(8)
	—	27,500	16.98	11/14/16	(9)
						1,666	(10)	42,866
						3,666	(12)	94,326
						5,333	(13)	137,218
Donald I. Rogers, Jr.	20,000	—	13.05	3/7/13	(14)
	4,000	—	24.56	1/20/14	(4)
	6,300	—	15.79	1/18/15	(5)
	15,000	5,000	18.07	3/6/14	(6)
	7,500	7,500	17.71	12/5/14	(7)
	4,625	13,875	23.68	11/16/15	(8)
	—	21,000	16.98	11/14/16	(9)
						1,000	(10)	25,730
						2,712	(12)	69,780
						4,480	(13)	115,270
Douglas G. Smith	16,292	708	15.99	11/23/13	(15)
	7,500	7,500	17.71	12/5/14	(7)
	5,350	16,050	23.68	11/16/15	(8)
	—	18,500	16.98	11/14/16	(9)
						1,000	(10)	25,730
						3,152	(12)	81,101
						15,000	(8)	385,950
						3,946	(13)	101,531
Janis B. Salin	25,000	—	17.51	2/11/12	(16)
	15,000	—	24.56	1/20/14	(4)
	25,000	—	15.79	1/18/15	(17)
	18,750	6,250	18.07	3/6/14	(6)
	8,376	8,374	17.71	12/5/14	(7)
	4,188	12,562	23.68	11/16/15	(8)
	—	16,750	16.98	11/14/16	(9)
						1,100	(10)	28,303
						2,420	(12)	62,267
						3,520	(13)	90,570

*
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 25, 2009 (the last business day of our fiscal year), which was $25.73.

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock

Note	Grant Dates	Vesting Dates
(1)	1/16/01	25% on 1/16/02; 25% annually for next 3 years
(2)	1/15/02	25% on 1/15/03; pro-rata monthly for next 36 months
(3)	1/20/03	25% on 1/20/04; pro-rata monthly for next 36 months
(4)	1/20/04	25% on 1/20/05; pro-rata monthly for next 36 months
(5)	1/18/05	25% on 1/18/06; pro-rata monthly for next 36 months
(6)	3/6/06	25% on 3/6/07; 25% annually for next 3 years
(7)	12/5/06	25% on 12/5/07; 25% annually for next 3 years
(8)	11/16/07	25% on 11/16/08; 25% annually for next 3 years
(9)	11/14/08	25% on 11/14/09; 25% annually for next 3 years
(10)	12/5/06	Annually over 3 years, from 0% to 120% of each installment, based on earnings per share ("EPS") growth; values reflect 120% vesting for fiscal 2009
(11)	12/5/06	Full vesting on December 5, 2009
(12)	11/16/07	Annually over 3 years, from 0% to 120% of each installment, based on EPS growth; values reflect 120% vesting for fiscal 2009
(13)	11/14/08	Annually over 3 years, from 0% to 120% of each installment, based on EPS growth; values reflect 120% vesting for fiscal 2009
(14)	3/7/03	25% on 3/7/04; pro-rata monthly for next 36 months
(15)	11/23/05	25% on 11/23/06; 25% annually for next 3 years
(16)	2/11/02	25% on 2/11/03; pro-rata monthly for next 36 months
(17)	1/18/05	25% on 1/18/06; pro-rata monthly for next 36 months

        Outstanding options under the EIP have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

        The following table shows the number of shares acquired by each of the named executive officers during fiscal 2009 through stock option exercises and vesting of restricted stock. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of restricted stock, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

Options Exercises and Stock Vested—Fiscal 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Dan L. Batrack	95,789	1,096,045	28,265	508,815
David W. King	42,500	608,175	4,000	70,300
Donald I. Rogers, Jr.	—	—	2,680	46,934
Douglas G. Smith	14,521	164,958	7,920	135,910
Janis B. Salin	—	—	2,640	46,398

        The following table shows each named executive officer's contributions and earnings during fiscal 2009 and account balance as of September 27, 2009, under the Deferred Compensation Plan.

Nonqualified Deferred Compensation—Fiscal 2009

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year-end ($)(4)
Dan L. Batrack	317,574	—	19,675	—	566,304
David W. King	—	—	—	—	—
Donald I. Rogers, Jr.	167,500	—	21,101	—	408,224
Douglas G. Smith	147,825	—	56,434	—	358,426
Janis B. Salin	93,847	—	22,406	—	201,678

(1)
These amounts were included in "Salary" column of the Summary Compensation Table.

(2)
We did not make any contributions to the Deferred Compensation Plan during fiscal 2009.

(3)
None of the amounts is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)
None of the amounts is included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2009.

        The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary and/or bonuses in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. The Deferred Compensation Plan is designed to comply with Internal Revenue Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our named executive officers.

        Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: UIF Emerging Markets Equity, AIM VI International Growth: SI; AIM VI Real Estate; Fidelity VIP Contrafund; Fidelity VIP Index 500; Fidelity VIP Midcap; Janus Aspen Series Forty; Mainstay Midcap Growth; Mainstay VP Cash Management; Mainstay VP Hi Yield Corp Bond; Pimco Total Return; Royce Micro Cap: IC; T. Rowe Price Equity Income; and T. Rowe Price Personal Strategy Bal. In addition, we may credit additional matching amounts to a participant's account for any plan year as determined by the Compensation Committee, including a matching contribution on deferrals over the IRS limitation on compensation that may be taken into account under our 401(k) plan. Distributions are made in accordance with elections filed by participants at the time of their initial deferrals.

Potential Payments Upon Termination or Change in Control

        None of our named executive officers has an employment agreement with us. We have entered into a change of control agreement with each of our named executive officers. The term of these agreements is five years. The agreements provide that if the named executive officer's employment is terminated by us without cause or by the named executive office with good reason, in each case, in connection with or within two years of a change of control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    Severance pay equal to two times (in the case of Mr. Batrack) and one times (in the case of our other named executive officers) the sum of the named executive officer's base salary and target bonus for the year of termination (regardless of actual performance);

    •
    A pro-rata target bonus for the year of termination (regardless of actual performance), based on the number of days the named executive officer worked during the year; and

    •
    For a period of one year (two years in the case of Mr. Batrack) immediately following the termination, the named executive officer and his or her dependents will be provided with medical benefits substantially similar to those provided immediately prior to the date of termination at no greater cost to the named executive officer than such costs immediately prior to such termination date.

        Under the terms of the change of control agreements, if a named executive officer's employment is terminated due to his or her death or disability, in each case, within two years of a change of control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination (regardless of actual performance), based on the number of days the named executive officer worked during the year.

        Each named executive officer will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his employment termination, together with any benefits to which the named executive officer is entitled under our benefits programs.

        In addition, upon the occurrence of a change of control, all outstanding unvested stock options and shares of restricted stock held by the named executive officers will vest (regardless of whether any applicable performance targets have been met), subject to their remaining employed by us on such change of control date.

        The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the named executive officer would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits. In that case, the payment and benefits would not be reduced. In no event are we obligated to provide any tax gross-up or similar payment to cover any named executive officer's Section 4999 excise tax.

        A "change of control" for purposes of the change of control agreements generally consists of one or more of the following events:

    •
    An acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    The consummation of a merger, reorganization or consolidation, if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities);

    •
    During any two consecutive years, individuals who at the beginning of such period constitute the board cease to constitute at least a majority of the board (excluding any board member whose appointment is approved by at least a majority of the then-incumbent directors, other than in connection with an actual or threatened proxy contest); or

    •
    A sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

        A termination for "good reason" for purposes of the change of control agreements generally includes any of the following actions by us in connection with or following a change of control:

    •
    A material diminution of the named executive officer's base salary, annual bonus opportunity or both;

    •
    A material diminution in the named executive officer's authority, duties or responsibilities;

    •
    A material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report;

    •
    A material diminution in the budget over which the named executive officer retains authority; or

    •
    A material change in the geographic location at which the named executive officer must perform his services.

        A named executive officer will only be entitled to terminate his employment for good reason if he has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice.

        A termination for "cause" means:

    •
    The willful and continued failure of the named executive officer to perform substantially his duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the named executive officer by the board of directors or chief executive officer; or

    •
    The willful engaging by the named executive officer in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

  Assumptions Regarding the Tables

        The tables below were prepared as though a change of control occurred on September 27, 2009 (the last day of our most recent fiscal year), and each of our named executive officer's employment was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 25, 2009 (the last business day of our fiscal year), which was $25.73. We are required by the SEC to use these assumptions. However, the named executive officers' employment was not terminated on September 27, 2009, and a change of control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change of control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only.

  Equity Award Assumptions

    •
    Stock options that become vested due to a change of control are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change of control and the exercise price).

    •
    The value of restricted shares that vest upon a change of control are taken into account at full fair market value.

  Annual Bonus Assumption

    •
    Given that each of the named executive officer's employment has been deemed to have been terminated on the last day of the fiscal year, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rata bonuses have been included in the tables below.

Dan L. Batrack

	Termination Without Cause or With Good Reason	Termination Due to Death or Disability(2)	Termination Due to Resignation(3)	Termination Due to Cause(3)
Severance Benefits	$2,200,000	—	—	—
Pro-Rata Bonus	—	—	—	—
Accelerated Vesting of Unvested Stock Options(1)	774,300	774,300	774,300	774,300
Accelerated Vesting of Unvested Restricted Stock(1)	1,389,368	1,389,368	1,389,368	1,389,368
Golden Parachute Cut-back (if any)	—	—	—	—
Total(4):	4,363,668	2,163,668	2,163,688	2,163,688

(1)
Does not include the value associated with options to purchase our common stock and shares of restricted stock that were vested as of September 27, 2009. See "Outstanding Equity Awards at 2009 Fiscal Year-End" for information regarding outstanding vested stock options.

(2)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(3)
The only cash compensation payable is any unpaid compensation.

(4)
The executive is also entitled to 24 months of company-paid health care coverage if terminated without cause or with good reason following a change of control. Value is not reflected in the total.

 David W. King

	Termination Without Cause or With Good Reason	Termination Due to Death or Disability(2)	Termination Due to Resignation(3)	Termination Due to Cause(3)
Severance Benefits	$665,600	—	—	—
Pro-Rata Bonus	—	—	—	—
Accelerated Vesting of Unvested Stock Options(1)	469,043	469,043	469,043	469,043
Accelerated Vesting of Unvested Restricted Stock(1)	274,410	274,410	274,410	274,410
Golden Parachute Cut-back (if any)	—	—	—	—
Total(4):	1,409,053	743,453	743,453	743,453

(1)
Does not include the value associated with options to purchase our common stock and shares of restricted stock that were vested as of September 27, 2009. See "Outstanding Equity Awards at 2009 Fiscal Year-End" for information regarding outstanding vested stock options.

(2)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(3)
The only cash compensation payable is any unpaid compensation.

(4)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change of control. Value is not reflected in the total.

Donald I. Rogers, Jr.

	Termination Without Cause or With Good Reason	Termination Due to Death or Disability(2)	Termination Due to Resignation(3)	Termination Due to Cause(3)
Severance Benefits	$546,720	—	—	—
Pro-Rata Bonus	—	—	—	—
Accelerated Vesting of Unvested Stock Options(1)	310,644	310,644	310,644	310,644
Accelerated Vesting of Unvested Restricted Stock(1)	210,780	210,780	210,780	210,780
Golden Parachute Cut-back (if any)	—	—	—	—
Total(4):	1,068,144	521,424	521,424	521,424

(1)
Does not include the value associated with options to purchase our common stock and shares of restricted stock that were vested as of September 27, 2009. See "Outstanding Equity Awards at 2008 Fiscal Year-End" for information regarding outstanding vested stock options.

(2)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(3)
The only cash compensation payable is any unpaid compensation.

(4)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change of control. Value is not reflected in the total.

 Douglas G. Smith

	Termination Without Cause or With Good Reason	Termination Due to Death or Disability(2)	Termination Due to Resignation(3)	Termination Due to Cause(3)
Severance Benefits	$516,600	—	—	—
Pro-Rata Bonus	—	—	—	—
Accelerated Vesting of Unvested Stock Options(1)	261,824	261,824	261,824	261,824
Accelerated Vesting of Unvested Restricted Stock(1)	594,312	594,312	594,312	594,312
Golden Parachute Cut-back (if any)	—	—	—	—
Total(4):	1,372,736	856,136	856,136	856,136

(1)
Does not include the value associated with options to purchase our common stock and shares of restricted stock that were vested as of September 27, 2009. See "Outstanding Equity Awards at 2008 Fiscal Year-End" for information regarding outstanding vested stock options.

(2)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(3)
The only cash compensation payable is any unpaid compensation.

(4)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change of control. Value is not reflected in the total.

Janis B. Salin

	Termination Without Cause or With Good Reason	Termination Due to Death or Disability(2)	Termination Due to Resignation(3)	Termination Due to Cause(3)
Severance Benefits	$428,400	—	—	—
Pro-Rata Bonus	—	—	—	—
Accelerated Vesting of Unvested Stock Options(1)	287,349	287,349	287,349	287,349
Accelerated Vesting of Unvested Restricted Stock(1)	181,140	181,140	181,140	181,140
Golden Parachute Cut-back (if any)	—	—	—	—
Total(4):	896,889	468,489	468,489	486,489

(1)
Does not include the value associated with options to purchase our common stock and shares of restricted stock that were vested as of September 27, 2009. See "Outstanding Equity Awards at 2008 Fiscal Year-End" for information regarding outstanding vested stock options.

(2)
The only cash compensation payable is the pro-rated bonus. Other payments available from life insurance or disability plans.

(3)
The only cash compensation payable is any unpaid compensation.

(4)
The executive is also entitled to 12 months of company-paid health care coverage if terminated without cause or with good reason following a change of control. Value is not reflected in the total.

 Confidentiality

        Each of our named executive officers has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his or her employment with us.

Certain Transactions with Related Persons

        We did not have any related person transactions in fiscal 2009.

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

        The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    Employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    Compensation to non-employee directors that is reported in our proxy statement;

    •
    Transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;

    •
    Transactions where the related person's interest arises solely from the ownership of publicly-traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    Transactions where the rates or charges involved are determined by competitive bids;

    •
    Transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    Ordinary course of business travel and expenses, advances and reimbursements; and

    •
    Payments made pursuant to (i) directors and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

        Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit

Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

Equity Compensation Plan Information

        The following table provides information as of September 27, 2009 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan (the "ESPP") and the EIP.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	4,492,750	$18.92	4,854,181	(3)

(1)
Excludes purchase rights currently accruing under our ESPP for the purchase right period that commenced on January 1, 2009 and ended on December 31, 2009.

(2)
Consists of the EIP, the 2003 Outside Director Stock Option Plan and the ESPP.

(3)
As of September 27, 2009, an aggregate of 2,784,169 shares, 118,000 shares and 1,952,012 shares of common stock were available for issuance under the EIP, the 2003 Outside Director Stock Option Plan and the ESPP, respectively.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

        The Audit Committee has reviewed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 27, 2009 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of September 27, 2009.

        The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), adopted by the PCAOB in Rule 3200T. The Audit Committee has also received a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2009, for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      Hugh M. Grant,                       Chairperson
                      Patrick C. Haden
                      J. Christopher Lewis

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 13, 2010. Such proposals should be delivered to Tetra Tech, Inc., Attn: Secretary, 3475 East Foothill Boulevard, Pasadena, California 91107.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

        Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2011 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 13, 2010 and November 12, 2010. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

        The proxy solicited by the Board for the 2011 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 12, 2010; and (ii) on any proposal made in accordance with the bylaw provisions, if the related Proxy Statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

PROXY SOLICITATION AND COSTS

        We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained The Proxy Advisory Group, LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay that firm $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual

Report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

        Once again this year, a number of brokers with account holders who beneficially own our common stock will be householding our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions has been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call the Investor Relations Department at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Investor Relations, telephone (626) 351-4664.

        Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 2009, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: TETRA TECH, INC., 3475 EAST FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

 OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented for stockholder action at the 2010 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Vice President, General Counsel and Secretary

Pasadena, California
January 11, 2010

0000035757_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com. TETRA TECH, INC. Annual Meeting of Stockholders February 25, 2010 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, PST on 2/25/2010, at the The Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000035757_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Dan L. Batrack 02 Hugh M. Grant 03 Patrick C. Haden 04 J. Christopher Lewis 05 Albert E. Smith 06 J. Kenneth Thompson 07 Richard H. Truly Tetra Tech, Inc. C/O Computershare Trust Company P.O. Box 43070 Providence, RI 02940-3070 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.